Exhibit 99.1

INVESTOR CONTACT
Jamie Britton, 214.932.6721
jamie.britton@texascapitalbank.com

MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Fourth quarter 2021 net income of $65.1 million, or $1.19 per diluted share
Continued improvement in credit quality drove a provision release of $10.0 million
Necessary regulatory approvals obtained for launch of Texas Capital Securities
Full year 2021 net income of $253.9 million, or $4.60 per diluted share
DALLAS - January 20, 2022 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI) (the “Company”), the parent company of Texas Capital Bank, today reported results for the fourth quarter and full year of 2021.
Net income was $65.1 million, or $1.19 per diluted share, for the fourth quarter of 2021, compared to $43.4 million, or $0.76 per diluted share, for the third quarter of 2021 and $60.2 million, or $1.14 per diluted share, for the fourth quarter of 2020. Full year 2021 net income was $253.9 million, or $4.60 per diluted share, compared to $66.3 million, or $1.12 per diluted share, for full year 2020.
“This quarter’s results conclude a year full of new initiatives and accomplishments designed to best position the Company for yet another important year ahead,” said Rob C. Holmes, President and CEO. “Our entire team is poised to continue delivering on our goals outlined in September. With our organizational discipline improving and financial results trending favorably, I am confident we will continue realizing progress towards our vision of becoming the flagship financial services firm headquartered in Texas.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	4th Quarter	3rd Quarter	4th Quarter	Full Year	Full Year
	2021	2021	2020	2021	2020
OPERATING RESULTS
Net income	$65,130	$43,390	$60,176	$253,939	$66,289
Net income available to common stockholders	$60,817	$39,078	$57,739	$235,218	$56,539
Diluted earnings per common share	$1.19	$0.76	$1.14	$4.60	$1.12
Diluted common shares	51,208	51,140	50,794	51,141	50,583
Return on average assets	0.69%	0.47%	0.61%	0.67%	0.18%
Return on average common equity	8.36%	5.41%	8.50%	8.35%	2.10%

BALANCE SHEET
Loans held for investment (“LHI”)	$15,331,457	$15,221,404	$15,351,451
LHI, mortgage finance	7,475,497	8,528,313	9,079,409
Total LHI	22,806,954	23,749,717	24,430,860
Loans held for sale (“LHS”)	8,123	9,660	283,165
Total assets	34,731,738	36,404,320	37,726,096
Demand deposits	13,390,370	14,970,462	12,740,947
Total deposits	28,109,365	29,813,668	30,996,589
Stockholders’ equity	3,209,616	3,147,752	2,871,224

FOURTH QUARTER 2021 COMPARED TO THIRD QUARTER 2021
For the fourth quarter of 2021, net income was $65.1 million, or $1.19 per diluted share, compared to $43.4 million, or $0.76 per diluted share, for the third quarter of 2021.
We recorded a $10.0 million negative provision for credit losses for the fourth quarter of 2021, compared to a $5.0 million provision for credit losses for the third quarter of 2021, resulting primarily from a decrease in criticized loans.
Net interest income was $194.0 million for the fourth quarter of 2021, compared to $190.5 million for the third quarter of 2021. The increase in net interest income was primarily driven by increases in LHI and investment securities yields. Net interest margin for the fourth quarter of 2021 was 2.12%, an increase of 1 basis point from the third quarter of 2021. LHI, excluding mortgage finance, yields increased 5 basis points from the third quarter of 2021 and LHI, mortgage finance yields decreased 2 basis points from the third quarter of 2021. Total cost of deposits of 0.19% for the fourth quarter of 2021 remained unchanged as compared to the third quarter of 2021.
Non-interest income for the fourth quarter of 2021 increased $6.7 million, or 27%, compared to the third quarter of 2021. The increase was primarily related to increases in investment banking and trading income, resulting from an increase in loan syndication fees, and other non-interest income. The increase in other non-interest income resulted from a one-time gain recognized in the fourth quarter of 2021 on the sale of a foreclosed asset.
Non-interest expense for the fourth quarter of 2021 decreased $6.3 million, or 4%, compared to the third quarter of 2021. The decrease was primarily due to decreases in communications and technology expense and servicing-related expenses, partially offset by less significant broad-based increases across all remaining non-interest expense categories. These broad-based increases were as expected and in support of our long-term strategy. The decrease in communications and technology expense resulted from a $12.0 million write-off of certain software assets in the third quarter of 2021. The decline in servicing-related expenses resulted primarily from the sale of our mortgage servicing rights (“MSR”) portfolio and transition of the mortgage correspondent aggregation (“MCA”) program to a third party earlier in 2021.
FOURTH QUARTER 2021 COMPARED TO FOURTH QUARTER 2020
Net income was $65.1 million, or $1.19 per diluted share, for the fourth quarter of 2021, compared to $60.2 million, or $1.14 per diluted share, for the fourth quarter of 2020.
The fourth quarter of 2021 included a $10.0 million negative provision for credit losses, compared to a $32.0 million provision for credit losses for the fourth quarter of 2020. The decrease resulted primarily from improvements in the economic outlook as the economy recovered from the impacts of the COVID-19 pandemic during 2021 and a decrease in criticized loans.
Net interest income decreased to $194.0 million for the fourth quarter of 2021, compared to $213.2 million for the fourth quarter of 2020, primarily due to declines in total average loans and LHI yields, partially offset by decreases in average interest-bearing deposits and cost of deposits. Net interest margin decreased 10 basis points to 2.12% for the fourth quarter of 2021, as compared to the fourth quarter of 2020. LHI, excluding mortgage finance loans, yields decreased 8 basis point compared to the fourth quarter of 2020 and LHI, mortgage finance yields decreased 38 basis points compared to the fourth quarter of 2020. Total cost of deposits decreased 10 basis points compared to the fourth quarter of 2020.
Non-interest income for the fourth quarter of 2021 decreased $21.2 million, or 40%, compared to the fourth quarter of 2020, as net gain/(loss) on sale of LHS, brokered loan fees and servicing income all decreased as a result of the MSR sale and MCA program transition earlier in 2021.
Non-interest expense for the fourth quarter of 2021 decreased $4.2 million, or 3%, compared to the fourth quarter of 2020. The decrease was primarily due to a decrease in servicing-related expenses, resulting from the MSR sale and MCA program transition earlier in 2021, partially offset by an increase in salaries and employee benefits.
CREDIT QUALITY
We recorded $1.0 million in net charge-offs during the fourth quarter of 2021, compared to $3.1 million during the third quarter of 2021 and $65.4 million during the fourth quarter of 2020. Criticized loans totaled $582.9 million at December 31, 2021, compared to $728.9 million at September 30, 2021 and $918.4 million at December 31, 2020. LHI non-performing assets (“LHI NPAs”) totaled $72.5 million at December 31, 2021, compared to $87.5 million at September 30, 2021 and $122.0 million at December 31, 2020. The ratio of LHI NPAs to total LHI for the fourth quarter of 2021 was 0.32%, compared to 0.37% for the third quarter of 2021 and 0.50% for the fourth quarter of 2020.
CAPITAL RATIOS
All regulatory ratios continue to be in excess of “well-capitalized” requirements as of December 31, 2021. Our CET 1, tier 1 capital, total capital and leverage ratios were 11.1%, 12.6%, 15.3% and 9.0%, respectively, at December 31, 2021, compared to 10.7%, 12.2%, 14.9% and 9.0%, respectively, at September 30, 2021, and 9.4%, 10.3%, 12.1% and 7.5%, respectively, at December 31, 2020. At December 31, 2021, our ratio of tangible common equity to total tangible assets was 8.3% compared to 7.8% at September 30, 2021 and 7.2% at December 31, 2020.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank (the “Bank”), a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) deterioration of the credit quality of our loan portfolio or declines in the value of collateral due to external factors or otherwise, (2) the unpredictability of economic and business conditions that may impact us or our customers, (3) the COVID-19 pandemic on us and our customers, employees and third-party service providers, (4) our ability to effectively manage our liquidity risk and any growth plans and the availability of capital and funding to us, (5) our ability to effectively manage our information technology systems, (5) the costs and effects of cyber-incidents or other failures, disruptions or security breaches of our systems or those of our third-party providers, (6) changes in interest rates, (7) changes in the method of determining the London Interbank Offered Rate, or LIBOR, or the replacement of LIBOR with an alternative reference rate, (8) adverse or unexpected economic or market conditions and other factors in Texas, the United States or internationally, (9) the concentration of our business in Texas and with the energy industry, (10) the failure to effectively balance our funding sources with cash demands by depositors and borrowers, the failure to maintain capital ratio as a result of adverse changes in our operating performance or financial condition or changes in applicable regulations or interpretations of regulations that impact our business or the characterization or risk weight of our assets, (11) material failures of our accounting estimates and risk management processes based on management judgment or the supporting assumptions or models, (12) the failure to effectively manage our interest rate risk, (13) the failure of our enterprise risk management framework, (14) uncertainty regarding the upcoming transition away from LIBOR, (15) our ability to comply with applicable governmental regulations, (16) risks related to U.S. federal government actions impacting us, (17) claims and litigation that may arise in the ordinary course of business, (18) the failure to successfully execute our business strategy, (19) the failure to identify, attract and retain key personnel, (20) increased or more competition from banks and other financial service providers in our markets, (21) the susceptibility of fraud on our business, (22) the failure to maintain adequate regulatory capital to support our business, (23) environmental liability associated with properties related to our lending activities, (24) severe weather, natural disasters, acts of war or terrorism and other external events and (25) risks relating to our securities.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2021	2021	2021	2021	2020
CONSOLIDATED STATEMENTS OF INCOME
Interest income(1)	$219,892	$216,589	$216,953	$223,151	$245,348
Interest expense	25,860	26,053	27,496	28,339	32,153
Net interest income	194,032	190,536	189,457	194,812	213,195
Provision for credit losses	(10,000)	5,000	(19,000)	(6,000)	32,000
Net interest income after provision for credit losses	204,032	185,536	208,457	200,812	181,195
Non-interest income(1)	31,459	24,779	37,639	44,353	52,678
Non-interest expense	146,649	152,987	149,060	150,316	150,863
Income before income taxes	88,842	57,328	97,036	94,849	83,010
Income tax expense	23,712	13,938	23,555	22,911	22,834
Net income	65,130	43,390	73,481	71,938	60,176
Preferred stock dividends	4,313	4,312	6,317	3,779	2,437
Net income available to common stockholders	$60,817	$39,078	$67,164	$68,159	$57,739
Diluted earnings per common share	$1.19	$0.76	$1.31	$1.33	$1.14
Diluted common shares	51,208,161	51,139,555	51,093,660	51,069,511	50,794,421

CONSOLIDATED BALANCE SHEET DATA
Total assets	$34,731,738	$36,404,320	$35,228,542	$40,054,433	$37,726,096
LHI	15,331,457	15,221,404	15,168,565	15,399,174	15,351,451
LHI, mortgage finance	7,475,497	8,528,313	8,772,799	9,009,081	9,079,409
LHS	8,123	9,660	63,747	176,286	283,165
Interest-bearing deposits in other banks	7,765,996	8,317,926	6,768,650	11,212,276	9,032,807
Investment securities	3,583,808	3,663,874	3,798,275	3,443,058	3,196,970
Demand deposits	13,390,370	14,970,462	14,228,038	15,174,642	12,740,947
Total deposits	28,109,365	29,813,668	28,839,563	33,391,970	30,996,589
Other borrowings	2,202,832	2,203,470	2,014,481	2,515,587	3,111,751
Long-term debt	928,738	928,062	927,386	664,968	395,896
Stockholders’ equity	3,209,616	3,147,752	3,114,957	3,159,482	2,871,224

End of period shares outstanding	50,618,494	50,605,626	50,592,201	50,557,767	50,470,450
Book value	$57.48	$56.27	$55.64	$53.59	$53.92
Tangible book value(2)	$57.14	$55.93	$55.29	$53.24	$53.57

SELECTED FINANCIAL RATIOS
Net interest margin	2.12%	2.11%	2.02%	2.04%	2.22%
Return on average assets	0.69%	0.47%	0.76%	0.73%	0.61%
Return on average common equity	8.36%	5.41%	9.74%	10.08%	8.50%
Non-interest income to average earning assets	0.34%	0.27%	0.40%	0.46%	0.55%
Efficiency ratio(3)	65.0%	71.1%	65.6%	62.9%	56.7%
Non-interest expense to average earning assets	1.60%	1.69%	1.59%	1.57%	1.56%
Tangible common equity to total tangible assets(4)	8.3%	7.8%	7.9%	6.7%	7.2%
Common Equity Tier 1	11.1%	10.7%	10.5%	10.2%	9.4%
Tier 1 capital	12.6%	12.2%	12.1%	12.2%	10.3%
Total capital	15.3%	14.9%	14.8%	14.0%	12.1%
Leverage	9.0%	9.0%	8.4%	8.3%	7.5%
(1)In the fourth quarter of 2021 and in connection with our approval from the Financial Industry Regulatory Authority to conduct securities transactions and business with the investing public, we established a policy regarding the accounting for loan syndication fees and reclassified these fees from interest and fees on loans in interest income to investment banking and trading income in non-interest income for all periods presented. Please see our forthcoming Annual Report on Form 10-K for additional details when it is filed with the U.S. Securities and Exchange Commission.
(2)Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(3)Non-interest expense divided by the sum of net interest income and non-interest income.
(4)Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	December 31, 2021	December 31, 2020	% Change
Assets
Cash and due from banks	$180,663	$173,573	4%
Interest-bearing deposits in other banks	7,765,996	9,032,807	(14)%
Investment securities	3,583,808	3,196,970	12%
LHS ($8.1 million and $239.1 million at December 31, 2021 and 2020, respectively, at fair value)	8,123	283,165	(97)%
LHI, mortgage finance	7,475,497	9,079,409	(18)%
LHI (net of unearned income)	15,331,457	15,351,451	—%
Less: Allowance for credit losses on loans	211,866	254,615	(17)%
LHI, net	22,595,088	24,176,245	(7)%
Mortgage servicing rights, net	—	105,424	(100)%
Premises and equipment, net	20,901	24,546	(15)%
Accrued interest receivable and other assets	559,897	715,699	(22)%
Goodwill and intangibles, net	17,262	17,667	(2)%
Total assets	$34,731,738	$37,726,096	(8)%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$13,390,370	$12,740,947	5%
Interest bearing	14,718,995	18,255,642	(19)%
Total deposits	28,109,365	30,996,589	(9)%

Accrued interest payable	7,699	11,150	(31)%
Other liabilities	273,488	339,486	(19)%
Federal funds purchased and repurchase agreements	2,832	111,751	(97)%
Other borrowings	2,200,000	3,000,000	(27)%
Long-term debt	928,738	395,896	135%
Total liabilities	31,522,122	34,854,872	(10)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 and 6,000,000 shares issued at December 31, 2021 and 2020, respectively	300,000	150,000	100%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,618,911 and 50,470,867 at December 31, 2021 and 2020, respectively	506	504	—%
Additional paid-in capital	1,008,559	991,898	2%
Retained earnings	1,948,274	1,713,056	14%
Treasury stock (shares at cost: 417 at December 31, 2021 and 2020)	(8)	(8)	—%
Accumulated other comprehensive income/(loss), net of taxes	(47,715)	15,774	N/M
Total stockholders’ equity	3,209,616	2,871,224	12%
Total liabilities and stockholders’ equity	$34,731,738	$37,726,096	(8)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Interest income
Interest and fees on loans(1)	$204,379	$232,961	$820,532	$993,670
Investment securities	11,780	9,594	42,820	17,475
Federal funds sold	—	1	1	693
Interest-bearing deposits in other banks	3,733	2,792	13,232	27,569
Total interest income	219,892	245,348	876,585	1,039,407
Interest expense
Deposits	14,513	23,819	65,507	146,117
Federal funds purchased	—	110	131	1,083
Other borrowings	771	3,407	4,482	20,923
Long-term debt	10,576	4,817	37,628	19,963
Total interest expense	25,860	32,153	107,748	188,086
Net interest income	194,032	213,195	768,837	851,321
Provision for credit losses	(10,000)	32,000	(30,000)	258,000
Net interest income after provision for credit losses	204,032	181,195	798,837	593,321
Non-interest income
Service charges on deposit accounts	4,702	3,004	18,674	11,620
Wealth management and trust fee income	3,793	2,681	13,173	9,998
Brokered loan fees	5,678	12,610	27,954	46,423
Servicing income	277	8,834	15,513	27,029
Investment banking and trading income(1)	6,456	10,288	24,441	22,687
Net gain/(loss) on sale of LHS	—	6,761	1,317	58,026
Other	10,553	8,500	37,158	27,198
Total non-interest income	31,459	52,678	138,230	202,981
Non-interest expense
Salaries and employee benefits	89,075	78,449	350,930	340,529
Net occupancy expense	8,769	8,373	33,232	34,955
Marketing	4,286	3,435	10,006	23,581
Legal and professional	12,673	12,129	41,152	52,132
Communications and technology	16,490	15,405	75,185	103,054
FDIC insurance assessment	4,688	6,592	21,027	25,955
Servicing-related expenses	25	15,844	27,765	64,585
Merger-related expenses	—	—	—	17,756
Other	10,643	10,636	39,715	41,809
Total non-interest expense	146,649	150,863	599,012	704,356
Income before income taxes	88,842	83,010	338,055	91,946
Income tax expense	23,712	22,834	84,116	25,657
Net income	65,130	60,176	253,939	66,289
Preferred stock dividends	4,313	2,437	18,721	9,750
Net income available to common stockholders	$60,817	$57,739	$235,218	$56,539

Basic earnings per common share	$1.20	$1.14	$4.65	$1.12
Diluted earnings per common share	$1.19	$1.14	$4.60	$1.12
(1)In the fourth quarter of 2021 and in connection with our approval from the Financial Industry Regulatory Authority to conduct securities transactions and business with the investing public, we established a policy regarding the accounting for loan syndication fees and reclassified these fees from interest and fees on loans in interest income to investment banking and trading income in non-interest income for all periods presented. Please see our forthcoming Annual Report on Form 10-K for additional details when it is filed with the U.S. Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2021	2021	2021	2021	2020
Allowance for credit losses on loans:
Beginning balance	$221,957	$221,511	$242,484	$254,615	$290,165
Loans charged-off:
Commercial	3,776	4,348	1,412	2,451	37,984
Energy	—	—	686	5,732	33,283
Real estate	—	—	1,192	—	180
Total charge-offs	3,776	4,348	3,290	8,183	71,447
Recoveries:
Commercial	1,933	1,104	308	1,050	394
Energy	601	42	609	715	5,696
Real estate	205	112	—	—	—
Total recoveries	2,739	1,258	917	1,765	6,090
Net charge-offs	1,037	3,090	2,373	6,418	65,357
Provision for credit losses on loans	(9,054)	3,536	(18,600)	(5,713)	29,807
Ending balance	$211,866	$221,957	$221,511	$242,484	$254,615

Allowance for off-balance sheet credit losses:
Beginning balance	$18,211	$16,747	$17,147	$17,434	$15,241
Provision for off-balance sheet credit losses	(946)	1,464	(400)	(287)	2,193
Ending balance	$17,265	$18,211	$16,747	$17,147	$17,434

Total allowance for credit losses	$229,131	$240,168	$238,258	$259,631	$272,049

Total provision for credit losses	$(10,000)	$5,000	$(19,000)	$(6,000)	$32,000

Allowance for credit losses on loans to LHI	0.93%	0.93%	0.93%	0.99%	1.04%
Allowance for credit losses on loans to average LHI	0.91%	0.95%	0.98%	1.03%	1.01%
Net charge-offs to average LHI(1)	0.02%	0.05%	0.04%	0.11%	1.03%
Net charge-offs to average LHI for last twelve months(1)	0.06%	0.33%	0.31%	0.59%	0.80%
Total provision for credit losses to average LHI(1)	(0.17)%	0.09%	(0.34)%	(0.10)%	0.51%
Total allowance for credit losses to LHI	1.00%	1.01%	1.00%	1.06%	1.11%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2021	2021	2021	2021	2020

LHI non-performing assets (NPAs):
Non-accrual LHI	$72,502	$87,532	$86,636	$97,730	$121,989
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$72,502	$87,532	$86,636	$97,730	$121,989

Non-accrual LHI to total LHI	0.32%	0.37%	0.36%	0.40%	0.50%
Total LHI NPAs to earning assets	0.21%	0.25%	0.25%	0.25%	0.33%
Allowance for credit losses on loans to non-accrual LHI	2.9x	2.5x	2.6x	2.5x	2.1x

LHI past due 90 days and still accruing(1)	$3,467	$3,405	$7,671	$6,187	$12,541
LHI past due 90 days to total LHI	0.02%	0.01%	0.03%	0.03%	0.05%
LHS non-accrual(2)	$—	$—	$—	$—	$6,966
LHS past due 90 days and still accruing(3)	$3,986	$3,808	$2,695	$16,359	$16,667
(1)At December 31, 2021, loans past due 90 days and still accruing included premium finance loans of $3.3 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes one non-accrual loan previously reported in loans HFI that was transferred to loans HFS as of December 31, 2020 and subsequently sold at carrying value.
(3)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. The first quarter of 2021 and fourth quarter of 2020 also include loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2021	2021	2021	2021	2020
Interest income
Interest and fees on loans(1)	$204,379	$202,748	$203,074	$210,331	$232,961
Investment securities	11,780	10,235	10,918	9,887	9,594
Federal funds sold	—	—	—	1	1
Interest-bearing deposits in other banks	3,733	3,606	2,961	2,932	2,792
Total interest income	219,892	216,589	216,953	223,151	245,348
Interest expense
Deposits	14,513	14,719	16,271	20,004	23,819
Federal funds purchased	—	5	51	75	110
Other borrowings	771	743	451	2,517	3,407
Long-term debt	10,576	10,586	10,723	5,743	4,817
Total interest expense	25,860	26,053	27,496	28,339	32,153
Net interest income	194,032	190,536	189,457	194,812	213,195
Provision for credit losses	(10,000)	5,000	(19,000)	(6,000)	32,000
Net interest income after provision for credit losses	204,032	185,536	208,457	200,812	181,195
Non-interest income
Service charges on deposit accounts	4,702	4,622	4,634	4,716	3,004
Wealth management and trust fee income	3,793	3,382	3,143	2,855	2,681
Brokered loan fees	5,678	6,032	6,933	9,311	12,610
Servicing income	277	292	5,935	9,009	8,834
Investment banking and trading income(1)	6,456	4,127	8,071	5,787	10,288
Net gain/(loss) on sale of LHS	—	(1,185)	(3,070)	5,572	6,761
Other	10,553	7,509	11,993	7,103	8,500
Total non-interest income	31,459	24,779	37,639	44,353	52,678
Non-interest expense
Salaries and employee benefits	89,075	87,503	86,830	87,522	78,449
Net occupancy expense	8,769	8,324	7,865	8,274	8,373
Marketing	4,286	2,123	1,900	1,697	3,435
Legal and professional	12,673	11,055	9,147	8,277	12,129
Communications and technology	16,490	28,374	14,352	15,969	15,405
FDIC insurance assessment	4,688	4,500	5,226	6,613	6,592
Servicing-related expenses	25	2,396	12,355	12,989	15,844
Other	10,643	8,712	11,385	8,975	10,636
Total non-interest expense	146,649	152,987	149,060	150,316	150,863
Income before income taxes	88,842	57,328	97,036	94,849	83,010
Income tax expense	23,712	13,938	23,555	22,911	22,834
Net income	65,130	43,390	73,481	71,938	60,176
Preferred stock dividends	4,313	4,312	6,317	3,779	2,437
Net income available to common shareholders	$60,817	$39,078	$67,164	$68,159	$57,739
(1)In the fourth quarter of 2021 and in connection with our approval from the Financial Industry Regulatory Authority to conduct securities transactions and business with the investing public, we established a policy regarding the accounting for loan syndication fees and reclassified these fees from interest and fees on loans in interest income to investment banking and trading income in non-interest income for all periods presented. Please see our forthcoming Annual Report on Form 10-K for additional details when it is filed with the U.S. Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(dollars in thousands)
	4th Quarter 2021			3rd Quarter 2021			2nd Quarter 2021			1st Quarter 2021			4th Quarter 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - taxable	$3,423,903	$10,106	1.17%	$3,590,591	$8,546	0.94%	$3,361,696	$9,222	1.10%	$3,225,786	$8,112	1.02%	$2,137,481	$7,748	1.44%
Investment securities - non-taxable(2)	184,600	2,119	4.55%	185,221	2,138	4.58%	181,574	2,147	4.74%	196,785	2,247	4.63%	200,781	2,337	4.63%
Federal funds sold	131	—	0.25%	653	—	0.12%	713	—	0.18%	4,605	1	0.07%	1,709	1	0.13%
Interest-bearing deposits in other banks	9,760,604	3,733	0.15%	9,045,442	3,606	0.16%	11,583,046	2,961	0.10%	11,840,942	2,932	0.10%	10,808,548	2,792	0.10%
LHS, at fair value	8,348	51	2.41%	18,791	54	1.14%	93,164	781	3.36%	243,326	1,595	2.66%	410,637	2,475	2.40%
LHI, mortgage finance loans	7,901,534	57,949	2.91%	7,987,521	58,913	2.93%	7,462,223	57,401	3.09%	8,177,759	64,942	3.22%	9,550,119	78,906	3.29%
LHI(1)(2)(3)	15,348,322	146,436	3.79%	15,266,167	143,864	3.74%	15,242,975	144,978	3.81%	15,457,888	143,935	3.78%	15,620,410	151,935	3.87%
Less allowance for credit losses on loans	223,034	—	—	220,984	—	—	241,676	—	—	254,697	—	—	290,189	—	—
LHI, net of allowance	23,026,822	204,385	3.52%	23,032,704	202,777	3.49%	22,463,522	202,379	3.61%	23,380,950	208,877	3.62%	24,880,340	230,841	3.69%
Total earning assets	36,404,408	220,394	2.40%	35,873,402	217,121	2.40%	37,683,715	217,490	2.31%	38,892,394	223,764	2.33%	38,439,496	246,194	2.55%
Cash and other assets	835,293			855,555			996,946			1,064,679			1,031,195
Total assets	$37,239,701			$36,728,957			$38,680,661			$39,957,073			$39,470,691
Liabilities and Stockholders’ Equity
Transaction deposits	$3,007,337	$4,664	0.62%	$3,012,547	$4,737	0.62%	$3,795,152	$5,395	0.57%	$3,991,966	$5,861	0.60%	$4,384,493	$6,604	0.60%
Savings deposits	10,529,645	8,419	0.32%	10,044,995	8,262	0.33%	11,296,382	8,990	0.32%	12,889,974	10,788	0.34%	12,982,189	12,671	0.39%
Time deposits	1,276,800	1,430	0.44%	1,640,562	1,720	0.42%	1,755,993	1,886	0.43%	2,204,242	3,355	0.62%	2,355,199	4,544	0.77%
Total interest bearing deposits	14,813,782	14,513	0.39%	14,698,104	14,719	0.40%	16,847,527	16,271	0.39%	19,086,182	20,004	0.43%	19,721,881	23,819	0.48%
Other borrowings	2,267,013	771	0.13%	2,299,692	748	0.13%	2,349,718	502	0.09%	2,686,398	2,592	0.39%	3,022,077	3,517	0.46%
Long-term debt	928,307	10,576	4.52%	927,626	10,586	4.53%	881,309	10,723	4.88%	464,731	5,743	5.01%	395,841	4,817	4.84%
Total interest bearing liabilities	18,009,102	25,860	0.57%	17,925,422	26,053	0.58%	20,078,554	27,496	0.55%	22,237,311	28,339	0.52%	23,139,799	32,153	0.55%
Demand deposits	15,804,061			15,363,568			15,139,546			14,421,505			13,174,114
Other liabilities	238,833			275,317			274,401			309,644			303,480
Stockholders’ equity	3,187,705			3,164,650			3,188,160			2,988,613			2,853,298
Total liabilities and stockholders’ equity	$37,239,701			$36,728,957			$38,680,661			$39,957,073			$39,470,691
Net interest income(2)		$194,534			$191,068			$189,994			$195,425			$214,041
Net interest margin			2.12%			2.11%			2.02%			2.04%			2.22%
(1)The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)Taxable equivalent rates used where applicable.
(3)In the fourth quarter of 2021 and in connection with our approval from the Financial Industry Regulatory Authority to conduct securities transactions and business with the investing public, we established a policy regarding the accounting for loan syndication fees and reclassified these fees from interest and fees on loans in interest income to investment banking and trading income in non-interest income for all periods presented. Please see our forthcoming Annual Report on Form 10-K for additional details when it is filed with the U.S. Securities and Exchange Commission.